                                                                   EXHIBIT 10.48

                              SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of the Conformed Agreement Date, made by CAMDEN COGEN L.P., a Delaware limited partnership, having its principal office at 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas 77002 (the "Borrower"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent for the Lenders (as defined below) and the issuer of the Letters of Credit (as defined below), having its principal office at 1600 Summer Street, Stamford, CONNECTICUT 06927 ("GE Capital" or the "Agent").


                             W I T N E S S E T H :
                             --------------------

          WHEREAS, pursuant to the Construction and Term Loan Agreement, dated as of the Conformed Agreement Date (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, the lenders parties thereto (the "Lenders") and the Agent, the Lenders have agreed, subject to the terms and conditions set forth therein, to make construction loans and term loans (collectively, the "Loans") to, and GE Capital has agreed to issue letters of credit (together with any application therefor, the "Letters of Credit") for the account of, the Borrower in an aggregate principal and drawable amount not to exceed $149,000,000, such Loans to be evidenced by the promissory notes of the Borrower issued thereunder (as amended, supplemented or modified from time to time, together with any substitute therefor or replacement thereof, the "Notes"); and

          WHEREAS, it is a condition precedent to the obligations of the Lenders to make the Loans and of GE Capital to issue the Letters of Credit under the Loan Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loans and GE Capital to issue the Letters of Credit under the Loan Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the Loan Agreement. Unless the context indicates otherwise, definitions in the Code (as hereinafter defined) apply to words and phrases in this Security Agreement; if definitions in the Code conflict, definitions in Article 9 of the Code apply. The following terms shall have the following meanings:
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          "Accounts" shall have the meaning assigned to it in Section 2 of this
     Security Agreement.

          "Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York, except that "Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New Jersey with respect to the provisions hereof relating to the creation and enforcement of security interests on tangible personal property of the Borrower located in the State of New Jersey.

          "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

          "Contracts" shall mean the Contracts listed on Schedule 1 hereto and all Additional Contracts, as any of the same may be amended, supplemented or otherwise modified from time to time.

          "Equipment" shall have the meaning assigned to it in Section 2 of this Security Agreement.

          "Loan Documents shall mean the Loan Agreement, the Notes, the Letters of Credit, this Security Agreement, any other Collateral Security Documents and any other agreements and documents contemplated hereby or thereby.

          "Obligations" shall mean all the unpaid principal amount of, and accrued interest on, the Notes and all other obligations and liabilities of the Borrower to the Agent, GE Capital and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Loan Agreement, the Notes, the Letters of Credit, this Security Agreement or the other Loan Documents whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent and the Lenders) or otherwise.

          "Proceeds" shall have the meaning assigned to it in Article 9 of the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, judgment, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority); and (iii) any and all other amounts from time to tine paid


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     or payable under or in connection with any of the Collateral.

          "Security Agreement" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants, bargains, sells, transfers and assigns to the Agent for the equal and ratable benefit of GE Capital and the Lenders, and grants to the Agent for the equal and ratable benefit of GE Capital and the Lenders, a first security interest in, all of the Borrower's right, title and interest, whether now owned or at any time hereafter acquired, in all of the following (all of which being hereinafter collectively called the "Collateral"):

          (a) the Project to be located on the Site more particularly described in Schedule 2 hereto;

          (b) all of the Borrower's inventory, equipment, construction materials, fixtures, chattels, electronic business machines, machinery, apparatus, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances, accessions and additions thereto and substitutions or replacements and products thereof, currently owned or hereafter acquired by the Borrower, including but not limited to, all such goods now or hereafter attached to, or contained in or used or usable in any way in connection (though not attached thereto) with any present or future operation of the Site or the Project or placed on any part thereof, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods (hereinafter collectively referred to as the "Equipment") including, but without limiting the generality of the foregoing, all Equipment kept at the locations listed on Schedule 3 hereto and, to the extent not included therein, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, mechanical, lighting, switchboards, lifting, plumbing, ventilating, air conditioning and air-cooling apparatus, boilers, furnaces, oil burners and transformers, refrigerating, incinerating, escalator, elevator, power, loading and unloading equipment and systems, stoves, ranges, laundry, cleaning systems, communication systems, dynamics, sprinkler systems and other fire prevention and extinguishing apparatus and materials, dynamos, generators, ducts, controls, belting, heaters, motors, engines, machinery, pipes, pumps, tanks, fans, conduits, appliances, equipment, fittings and fixtures, and motor vehicles of every kind and description;
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          (c) any and all leases, subleases, underlettings, concession agreements and licenses of the Equipment, the Site or the Project, or any part thereof, now existing or hereafter entered into by the Borrower;

          (d) all rights of the Borrower under or arising out of the Contracts;

          (e) (i) the accounts established and maintained by the Security Agent pursuant to the Security Deposit Agreement (the "Accounts") and all cash instruments and securities at any time and from time to time on deposit therein; (ii) all other monies, deposits, funds and accounts and all collections, contract rights, instruments, documents, general intangibles (including trademarks, trade names, symbols used in connection therewith and trademark licenses), partnership interests, the Plans and Specifications, patent rights, patents, patent licenses, copyrights, claims, demands and notes or chattel paper arising from or by virtue of any transactions related to the foregoing; (iii) all permits, recordings, registrations, filings, consents, orders, authorizations, waivers, variances, permissions, declarations, licenses, franchises, approvals, exemptions, certificates, and other rights and privileges obtained in connection with the foregoing (including, without limitation, all permits and licenses listed on Schedules 2 and 5 to the Loan Agreement); and (iv) all books, records, documents (including, but not limited to, computer programs, tapes, and related electronic data and processing software) and instruments of the Borrower relating in whole or in part to any of the Collateral;

          (f) all rents, royalties, issues, profits, revenues, earnings, income and other benefits, instruments, documents, securities, cash or property derived from the Collateral or arising from the ownership, operation or management of the Site, the Project or the Equipment, or from any lease or agreement pertaining thereto;

          (g) all other personal property of the Borrower comprising the Project being and to be acquired, developed, constructed, installed, completed, operated and maintained on the Site (including all property acquired by the Borrower pursuant to the Equipment Supply Contract and all Fuel) and all other personal property of the Borrower used in or relating to such acquisition, development, construction, installation, completion, operation and maintenance;

          (h) all extensions, improvements, betterments, renewals, accessions, substitutes and replacements of, and
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                                                                               5


     all additions and appurtenances too any and all of the foregoing, hereafter acquired by or released to the Borrower (other than released by the Agent, including, without limitation, such releases with respect to the Modifications, as such term is defined in Section 15 of the Capital Contribution Agreement) or constructed, assembled or placed by the Borrower on the Site or the Project, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be; and

          (i) all Proceeds, both cash and noncash, arising from or by virtue of the sale, lease or other disposition of any and all of the foregoing or any interest therein and all products of any and all of the foregoing.

          3. Borrower's Representations and Warranties. The Borrower hereby represents and warrants that:.

          (a) Title; No Other Liens. Except for the Lien granted to the Agent pursuant to this Security Agreement and other Permitted Liens, the Borrower is (or in the case of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens.

          (b) Other Financing Statements. No security agreement, financing statement, statement of assignment, chattel mortgage, or equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except for those that may have been filed with respect to this Security Agreement or other Permitted Liens.

          (c) Accounts. All books, records and documents relating to the Collateral are and will be genuine and in all respects what they purport to be; the amount of each account represented from time to time as owing is the correct amount actually owing thereunder. No amount payable to the Borrower under or in connection with any account is evidenced by any instrument or chattel paper which has not been delivered to the Agent. Portions of the Collateral may constitute accounts, general intangibles or contract rights and all records concerning such Collateral are and will be located at the address of the Borrower specified above.

          (d) Place of Business. The Borrower's chief executive office and/or chief place of business is located at 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas 77002.

          (e) Location of Equipment. As of the date of this Security Agreement, no item of Equipment is kept at any location other than the locations listed on Schedule 3 hereto.
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          (f) Contracts. No consent of any party (other than those that have been duly obtained, made or performed, and are in full force and effect) to any Project Contract, any Additional Contract set forth in clause (a) (i) of the definition thereof or any Additional Contract set forth in clause
     (a) (ii) of the definition thereof which has a term (including any renewal terms) of six months or more in existence on the most recent Borrowing Date is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Except as previously disclosed by the Borrower to the Agent and the Lenders in a writing which refers specifically to this subsection, to the best knowledge of the Borrower each of the Project Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the parties thereto, and is enforceable against each such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity. All Governmental Approvals and other consents or approvals required in connection with the execution, delivery, performance of each of the Project Contracts by the Borrower, and to the best knowledge of the Borrower the other parties thereto have been duly obtained or made, are in full force and effect and are not subject to appeal or judicial, governmental or other review, except the Governmental Approvals and other consents and approvals set forth on Schedule 5 of the Loan Agreement, none of which are obtainable prior to the initial Borrowing Date, but all of. which are obtainable in the ordinary course of the Borrower's business as and when required. The Borrower has duly performed and complied in all material respects with all agreements and conditions required to be performed or complied with by it as of the date hereof under each Project Contract. The Borrower has delivered to the Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No amount payable to the Borrower under or in connection with any such Contract is evidenced by any instrument or chattel paper which has not been delivered to the Agent.

          (g) Perfected First Lien on Collateral. This Security Agreement is effective to create, in favor of the Agent and for the ratable benefit of
     GE Capital and the Lenders, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrower in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) and all necessary and appropriate filings having been duly effected in all appropriate public offices so that the liens and security interests created by this Security Agreement constitute perfected first (other than as to Permitted Liens) liens on and prior (other than as to Permitted Liens) perfected security interests in all right,
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                                                                               7


     title, estate and interest of the Borrower in and to all items of Collateral (other than any item of Collateral as to which a security interest cannot be perfected by filing pursuant to the Code) prior and superior to all other Liens, existing or future, except Permitted Liens. The filings shown on Schedule 4 are all the filings and other actions necessary and appropriate in order to establish, protect and perfect Secured Party's lien on and security interests in all right, title, estate and interest of the Borrower in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material).

          4. Borrower's Covenants. The Borrower covenants and agrees with the Agent, GE Capital and the Lenders that from and after the date of this Security Agreement until the Obligations are paid in full:

          (a) Covenants in Mortgage. From and after the date of execution and delivery of the Mortgage, the Borrower shall observe and perform each of its covenants contained therein.

          (b) Compliance with Laws, etc. The Borrower will comply with all Requirements of Law applicable to the Collateral or any part thereof.

          (c) Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower. The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if:
     (a) the Borrower diligently prosecutes such contest, (b) such contested item (other than any such item which the Borrower, with the consent of the Required Lenders (not to be unreasonably withheld), deems to be unmerited and not to require the setting aside of any reserves) is included as an expense in the Construction Budget and, in the reasonable opinion of the Required Lenders, after giving affect to such expense, sufficient funds are projected to be available in the Construction Budget to complete the Facility in accordance with subsection 7.1 of the Loan Agreement, (c) during the period of such contest the enforcement of any contested item is effectively stayed; provided, however, that this clause (c) shall apply to contested income taxes of a Partner only if the failure to pay such tax may then become a Lien on the Facility or any of the other Collateral or may interfere with the timely completion or operation of the Facility and (d) in the reasonable opinion of the Required Lenders, such

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     contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

          (d) Mechanics' and Materialmen's Liens. The Borrower shall protect and defend its interest in, and the Agent's, GE Capital's and the Lenders' Liens on, the Collateral against any Lien for the performance of work or the supply of materials filed against the Collateral; provided, that the Borrower shall have the right to contest in good faith any such Lien by proper proceedings timely instituted, and may permit such Lien to exist during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) such contested item (other than any such item which the Borrower with the consent of the Required Lenders (not to be unreasonably withheld), deems to be unmerited and not to require the setting aside of any reserves) is included as an expense in the Construction Budget and, in the reasonable opinion of the Required Lenders, after giving effect to such expense, sufficient funds are projected to be available in the Construction Budget to complete the Facility in accordance with subsection 7.1 of the Loan Agreement, (c) during the period of such contest the enforcement of any contested item and the Lien relating thereto is effectively stayed, and (d) in the reasonable opinion of the Required Lenders, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the timely completion or operation of the Facility. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such item, cause the Lien relating thereto to be removed and otherwise cause such item to be satisfied of record.

          (e) Limitation on Liens on Collateral. The Borrower will not create, or suffer to exist, any Lien on the Collateral, other than the Liens created hereby and other Permitted Liens.

          (f) Maintenance of Equipment. The Borrower will maintain the Facility, including each item of Equipment in good working order and condition and make all repairs, replacements and renewals with respect thereto and additions and betterments thereto which are necessary for the Facility to operate in compliance with the terms of the Basic Documents, and in compliance with all Requirements of Law affecting the Project and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Project is located, except to the extent that the failure to comply with the terms of the Basic Documents could not reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower or the Project or on the ability of the Borrower to perform its obligations under the Basic Documents to which it is a party.

          (g) Maintenance of Insurance. The Borrower will maintain, with financially sound and reputable companies, the insurance on the Collateral required to be maintained by it pursuant to subsection 7.5 of the Loan Agreement.

          (h) Information and Inspection. The Borrower shall furnish to the Agent any information with respect to the collateral, including schedules further identifying and describing the Collateral, reasonably requested by the Agent, will allow the Agent to inspect the Collateral at any reasonable time and wherever located, and will allow the Agent to inspect and copy, or will furnish the Agent with copies of, all records relating to the Collateral. The Borrower shall furnish to the Agent such information as the Agent may request to identify notes receivable, accounts receivable, chattel paper, general intangibles and contract rights assigned hereunder, at the times and in the form and substance reasonably requested by the Agent, and shall permit the Agent to discuss its affairs, finances and accounts with its officers at such reasonable times and as often as the Agent may reasonably request.

          (i) Additional Documents. At any time and from time to time, upon the request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly execute and deliver any and all such further instruments and documents and will take such further action as the Agent reasonably may deem necessary or desirable to obtain, maintain and perfect the lien and security interest granted to the Agent herein, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the lien and security interest granted hereby and the Agent is authorized on behalf of the Borrower as the Borrower's agent and attorney in fact for such purpose, to complete and sign one or more financing statements or continuation statements with respect to the lien and security interest granted hereby and to file the same in any appropriate office or place. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

          (j) Performance under Other Agreements. The Borrower shall duly perform and observe in all material respects all of the covenants, agreements and conditions on its part to
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     be performed and observed under each Project Contract to which it is a party. The Borrower shall diligently enforce all of its rights under each Contract except to the extent that the failure to enforce such rights could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, (ii) materially adversely affect the Borrower's ability to perform its obligations under the Basic Documents to which it is a party or (iii) delay Substantial Completion of the Facility beyond December 31, 1993. The Borrower shall have the right to terminate any Contract (other than the Project Contracts and the Capital Contribution Agreement) except to the extent that the exercise of such right could reasonably be expected to (i) have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower, (ii) materially adversely affect the Borrower's ability to perform its obligations under the Basic Documents to which it is a party or (iii) delay Substantial Completion of the Facility beyond December 31, 1993.

          (k) Amendment of Contracts. Etc, The Borrower will not, without the prior written consent of the Required Lenders, agree to (a) the cancellation, suspension or termination of any Project Contract or any other contract referred to in subsection 8.19 of the Loan Agreement (except upon the expiration of the stated term of such contract), (b) the assignment of the rights or obligations of any party to any Basic Document or any such other contract except (x) as contemplated by the Loan Agreement, this Security Agreement or the Assignment relating to such other contract or (y) as permitted without the consent of the Borrower by the terms of such Project Contract or such other contract, or (c) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Project Contract or any such other contract to which the Borrower is a party or with respect to which the consent of the Borrower is required.

          (1) Books of Account. The Borrower will, at all times, maintain accurate books and records with respect to the Collateral. Immediately upon the execution of this Security Agreement, as requested by the Agent, the Borrower will mark all books and records with an entry showing the assignment of all notes, accounts, chattel paper and contracts assigned as security hereunder to the Agent, and the Agent is hereby given the right to audit the books and records of the Borrower relating to said Collateral at any time, and from time to time, as the Agent deems proper.

          (m) Notices. The Borrower will advise the Agent as soon as practicable, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any Lien on, or claim asserted against, any of the Collateral and (ii) of


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     the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of any of the Collateral or on the Liens created hereunder.

          (n) Changes in Locations. Name. etc. The Borrower shall not (i) change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and all contracts relating thereto from that specified in subsection (d) of Section 3, unless the Borrower shall have given the Agent at least 30 days' prior written notice thereof and all action necessary or advisable in the Agent's opinion to protect and perfect the liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by this Security Agreement shall have been taken or
     (ii) change its name except on 60 days' prior written notice to the Agent.

          (o) Maintenance and Removal. The Borrower shall maintain the Collateral as provided in the Loan Agreement and the Mortgage. The Borrower shall not sell, lease, transfer or otherwise dispose of the Collateral or attempt, offer or contract to do so, except as permitted by the Loan Agreement and the Mortgage.

          (p) Indemnification. The Borrower agrees to pay, and to save the Agent, GE Capital and each Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses)
     (A) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (B) with respect to, or resulting from, any delay in complying with any law, statute, rule or regulation or determination of any Governmental Authority applicable to any of the Collateral or (C) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Agent, GE Capital or any Lender under any account or any Contract for any sun owing thereunder, or to enforce any provisions of any account or any Contract, the Borrower will save, indemnify and keep the Agent, GE Capital and each Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower.

          (q) Equipment. After any item of Equipment that has a fair market value in excess of $250,000 has been delivered to the Site, the Borrower shall not permit any such item of

     Equipment to be located at any location other than the locations set forth on Schedule 3.

          5. Remedies of Secured Party Upon Event of Default. (a) If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's promises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, in accordance with the Collateral Agency Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504 (1) (c) of the Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any-deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Borrower to collect such deficiency.

          (b) The Agent shall have the right (i) to notify or to require the Borrower to notify persons obligated on any instruments, accounts, or Contracts which are part of the Collateral to make payment thereof directly to the Agent or as the Agent shall direct, (ii) to collect and enforce any such accounts and contracts, and (iii) if an event of default shall have occurred and be continuing, to compromise, settle or otherwise agree to waive, amend or modify the obligation of any account debtors or obligors under such accounts and contracts. Subject to the Security Deposit Agreement, until such time as the Agent elects to exercise such rights, the Borrower, as the agent of the Agent shall collect and enforce all such contracts and accounts. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne by the Borrower, whether the same is incurred by the Agent or the Borrower.

     The foregoing rights and powers of the Agent shall be in addition to, and not a limitation upon, any rights and powers of the Agent given by law, custom, elsewhere by this Security Agreement, the Loan Agreement or otherwise.

          6. Agent's Appointment as Attorney-in-Fact (a) Powers. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof,. with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

          (i) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (ii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or an the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) upon the occurrence and during the continuance of any Event of Default, to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) upon the occurrence and during the continuance of any Event of Default, to assign any patent or trademark (along with the goodwill of the business to which any such trademark pertains), throughout the world for such term or terms on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) upon the occurrence and during the continuance of any Event of Default, generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's Lions thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

          The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers. The Borrower also authorizes the Agent, at any time and from time to time, to execute, in connection with the sale provided for in
Section 5 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Part of Agent or Lenders. The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Collateral and shall not impose any duty upon the Agent, GE Capital or the Lenders to exercise any such powers. The Agent, GE Capital and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, and specifically disclaim any liability for negligence.

          7. Performance by Agent of the Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable by the Borrower to the Agent on demand and shall constitute obligations secured hereby.

          8. Proceeds. If an Event of Default shall occur and be continuing (a) all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be paid to the Collateral Agent for application in accordance with the terms of the Collateral Agency Agreement, and otherwise shall be held by the Borrower in trust for the Agent, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Borrower or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at anytime thereafter may be applied by the Agent against, the obligations (whether matured or unmatured), such application to be in such order an the Agent shall elect in accordance with the Collateral Agency Agreement. Any balance of such Proceeds remaining after the obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

          9. General. (a) No Waiver. No delay on the part of any of the Agent, GE Capital or any Lender in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by the Agent, GE Capital or any Lender of any right hereunder or of any default by the Borrower shall be binding upon the Agent, GE Capital or any Lender unless in writing, and no failure by the Agent or any Lender to exercise any right hereunder or waiver of any default of the Borrower shall operate as a waiver of any other or further exercise of such right or of any further default. A waiver by the Agent, GE Capital or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent, GE Capital or any Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          (b) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, Provided that any provision of this Security Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agent, GE Capital and the Lenders and their respective successors and assigns.

          (c) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier, or if available by telex, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or, in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, answerback received, addressed as set forth in subsection 11.2 of the Loan Agreement.

          (d) Financing Statement. The Agent is authorized on behalf of the Borrower or the Borrower's agent and attorney-in-fact for such purpose, to complete and sign one or more financing statements, including continuation statements, or chattel mortgages with respect to any Collateral covered by this Security Agreement and to file the same in any appropriate office or place. A carbon, photographic or other reproduction of this Security Agreement or of any financing statement or chattel mortgage prepared in conjunction herewith is sufficient as a financing statement.

          (e) Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. None of the Agent, GE Capital and any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          (f) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          (g) Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (h) Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          (i) Governing law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

          (j) Submission to Jurisdiction Waivers. (A) The Borrower hereby irrevocably and unconditionally:

              (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of Now York, and appellate courts from any thereof;

              (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that. such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

              (iii) agrees that service of process in any such action or proceeding say be effected by sailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9(c) or at such other address of which the Agent shall have been notified pursuant thereto; and

              (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) The Borrower and the Agent hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph A above.

          (k) Limitation of Liability. The Agent, GE Capital and the Lenders agree that the liability of the Borrower under this Security Agreement, the Notes and the other Obligations shall be limited to the Collateral (as defined in the Loan Agreement) and the rights and remedies of the Lenders against the Collateral (as defined in the Loan Agreement) pursuant to this Security Agreement and the other Collateral Security Documents, and in no event shall the Borrower or any Partner or any officer, director, partner or Affiliate thereof be personally liable or obligated for any such obligations. Nothing herein shall limit the full recourse of the Agent, GE Capital and the Lenders to the

Collateral (as defined in the Loan Agreement) pursuant to this Security Agreement and the other Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any other Basic Document or in any certificate or other document delivered pursuant hereto or thereto.

          (1) Rights of Agent; Limitations on Agent's Obligations. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Agent, GE Capital and the Lenders shall have no obligation or liability under any Contract by reason of or arising out of this Security Agreement or the assignment to the Agent for the benefit of GE Capital and the Lenders of any payment relating to any Contract pursuant hereto, nor shall the Agent, GE Capital or the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (1) Release. If the Borrower shall pay the indebtedness secured hereby and perform faithfully each of the covenants and agreements contained herein and in the other Loan Documents, then, and only then, this Security Agreement and the security interest created hereby shall be null and void and shall be released in due form, at the Borrower's expense; otherwise, it shall remain in full force and effect. No release of this Security Agreement, or of the lien, security interest or assignment created and evidenced hereby, shall be valid unless executed by the Agent. The Agent, upon the Borrower's request and at the Borrower's expense, shall deliver to the Borrower all documents evidencing such release.

              EXECUTED as of the date and year first above written.

                             BORROWER:

                             CAMDEN COGEN L.P.

                             By Cogen Technologies Camden GP
                                Limited Partnership,
                                  its general partner

                                By Cogen Technologies, Camden, Inc.
                                          its general partner

                                   By: /s/ ???
                                      ----------------------------------
                                   Title: Vice President
                                          ------------------------------

                             AGENT:

                             GENERAL ELECTRIC CAPITAL
                               CORPORATION


                             By: /s/ ???
                                --------------------------------------
                             Title: Senior Vice President and Manager
                                    ----------------------------------
                                         of Energy Project Financing

                                AMENDMENT NO. 1
                             TO SECURITY AGREEMENT

          AMENDMENT NO. 1 TO SECURITY AGREEMENT, dated as of April 1, 1993 (this "Amendment") between CAMDEN COGEN L.P., a Delaware limited partnership (the "Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent for the Lenders (as defined below) and the issuer of the letters of credit ("GE Capital" or the "Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower and the Agent are parties to that certain Security Agreement, dated as of February 4, 1992 (as amended, modified or supplemented from time to time, the "Security Agreement");

          WHEREAS, the Borrower and the Agent wish to amend certain provisions of the Security Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Security Agreement shall have their respective meanings as therein defined.

          2. Global Amendment to Security Agreement. The Security Agreement is hereby amended by deleting the reference to "Collateral Agency Agreement" in each place it appears and inserting, in lieu thereof, the following term:
"Intercreditor Agreement".

          3. Amendment to Section 1 (Definitions). Section 1 of the Security Agreement is hereby amended by deleting the definition of "Loan Documents" in its entirety and inserting, in lieu thereof, the following definition:

          "'Loan Documents' shall mean the Loan Agreement, the Notes, the Letters of Credit, this Security Agreement, the Interest Rate Hedging Agreement, any other Collateral SECURITY DOCUMENTS AND ANY OTHER agreements and documents contemplated hereby or thereby.'"

          4. Amendment to Section 2 (Grant of Security Interest). Section 2 of the Security Agreement is hereby amended by (i) re-lettering Paragraph "(i)" Paragraph "(j)", (ii) deleting the
"and" at the end of Paragraph (h) and (iii) inserting the following new Paragraph (i):

          "(i) all rights of the Borrower to receive money due and to become due to it under or in connection with the Interest Rate Hedging Agreement, all rights of the Borrower to damages arising out of, or for, breach or default in respect of the Interest Rate Hedging Agreement and all rights of the Borrower to perform and to exercise all remedies under the Interest Rate Hedging Agreement."

          5. Amendment to Section 8 (Proceeds). Section 8 of the Security Agreement is hereby amended by deleting the phrase "and the Commitments shall have been terminated" at the end thereof.

          6. Ratification and Confirmation; Governing Law; Counterparts. Except as or to the extent expressly amended or waived hereby, the Security Agreement is hereby in all respects ratified and confirmed and remains in full force and effect. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, and may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                             CAMDEN COGEN L.P.

                             By: COGEN TECHNOLOGIES CAMDEN GP
                                   LIMITED PARTNERSHIP, its sole
                                   general partner

                                 By:  COGEN TECHNOLOGIES CAMDEN,
                                      INC., its sole general
                                      partner

                                      By: /s/ ???
                                         ---------------------------------
                                         Title: Vice President

                             GENERAL ELECTRIC CAPITAL
                               CORPORATION, as Agent

                             By: /s/ ???
                                ------------------------------------------
                                Title: MANAGER - OPERATIONS

                                AMENDMENT NO. 2
                             TO SECURITY AGREEMENT

          AMENDMENT No. 2 TO SECURITY AGREEMENT, dated as of December 22, 1993 (this "Amendment") between CAMDEN COGEN L.P., a Delaware limited partnership (the "Borrower") and THE TORONTO DOMINION BANK TRUST COMPANY, a New York trust company, as agent for the Lenders (as defined below) and the issuer of the Borrower Letters of Credit and the Debt Service Reserve Letter of Credit ("TD" or the "Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower and General Electric Capital Corporation ("GE Capital"), as agent were parties to that certain Security Agreement, dated as of February 4, 1992 and as amended by Amendment No. 1 to Security Agreement dated as of April 1, 1993 (as further amended, modified or supplemented from time to time, the "Security Agreement");

          WHEREAS, pursuant to that certain Successor Agency Agreement, dated as of the date hereof, among TD, GE Capital, The Bank of Tokyo Trust Company and the Borrower, GE Capital transferred, granted and conveyed to TD all of its right, title and interest in and to any and all of the Collateral (as defined in the Loan Agreement referred to below) and all of its other rights, benefits and obligations under the Collateral Security Documents (as defined in the Loan Agreement referred to below);

          WHEREAS, the Borrower and the Agent wish to amend certain provisions of the Security Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Security Agreement shall have their respective meanings as therein defined.

          2. Amendment to Section 1 (Definitions). Section 1 of the Security Agreement is hereby amended by deleting the word "Agent" in the definition of "Obligations" and inserting, in lieu thereof, the word "Agents".

          3.  Amendment to Section 3 (g) (Perfected First Lien on Collateral).
Section 3 (g) of the Security Agreement is hereby amended by deleting the phrase "Secured Party's" and inserting, in lieu thereof, the word "Agent".

          4. Amendment to Section 5 (Remedies of Secured Party Upon Event of Default). Section 5 of the Security Agreement is hereby amended by (i) deleting from the title thereof the phrase "Secured Party" and inserting, in lieu thereof, the word "Agent" and (ii) deleting the word "Borrower" in the penultimate line thereof and inserting, in lieu thereof, the word "Agent".

          5. Amendment to Section 8 (Proceeds). Section 8 of the Security Agreement is hereby amended by (i) deleting the phrase "Collateral Agent" and inserting, in lieu thereof, the word "Agent" and (ii) deleting the phrase "Collateral Agency Agreement" and inserting, in lieu thereof, the phrase "Intercreditor Agreement".

          6. Agreement of The Toronto-Dominion Bank Trust Company. TD will not amend the Security Agreement without the consent of GE Capital if such amendment would have a material adverse effect on the rights of GE Capital under the Security Agreement.

          7. Ratification and Confirmation; Governing Law; Counterparts. Except as or to the extent expressly amended or waived hereby, the Security Agreement is hereby in all respects ratified and confirmed and remains in full force and effect. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, and may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                             CAMDEN COGEN L.P.

                             By: COGEN TECHNOLOGIES CAMDEN GP
                                   LIMITED PARTNERSHIP, its sole
                                   general partner

                                 By:  COGEN TECHNOLOGIES CAMDEN,
                                      INC., its sole general
                                      partner

                                      By: /s/ ???
                                         ---------------------------------
                                         Title:

                             THE TORONTO-DOMINION BANK TRUST COMPANY

                             By: /s/  ???
                                ---------------------------
                                Name:
                                Title:



ACKNOWLEDGED:

GENERAL ELECTRIC CAPITAL
  CORPORATION

By: /s/ ???
   --------------------------
   Name:
   Title: